Exhibit 99.1

NEWS BULLETIN
--------------------------------------------------------------------------------
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
--------------------------------------------------------------------------------

For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             George Zagoudis
Chairman & CEO                          General Information
(312) 346-8100                          (312) 640-6663
                                        gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                  NYSE: ORI
TUESDAY, OCTOBER 26, 2004

                   OLD REPUBLIC REPORTS MODERATELY LOWER THIRD
                   QUARTER AND YEAR-TO-DATE OPERATING EARNINGS
                                      * * *
   Earnings benefit from higher profits in General Insurance but are offset by lower profitability in Mortgage and Title Insurance

------------------------------------------------------------------------------------------------------------------
                                              Financial Highlights
                              (unaudited; amounts in millions except share data and
                        percentages; all per-share amounts are stated on a diluted basis)
------------------------------------------------------------------------------------------------------------------

                                       Quarters Ended September 30,          Nine Months Ended September 30,
                                  -------------------------------------- ---------------------------------------
                                        2004      2003      Change               2004       2003      Change
                                  -------------------------------------- ---------------------------------------
 Total Revenue                         $880.3    $866.4      1.6%             $2,569.8    $2,420.1      6.2%
 Net Operating Income                  $107.6    $116.9     -7.9%             $  320.1    $  339.0     -5.6%
 Net Income                            $109.1    $119.9     -9.0%             $  334.5    $  345.8     -3.3%
 Diluted Earnings Per Share(*):
   Net Operating Income                $ 0.58    $ 0.64     -9.4%             $   1.73    $   1.85     -6.5%
   Net Income                          $ 0.59    $ 0.65     -9.2%             $   1.81    $   1.89     -4.2%

 (*) 2003 per share data reflect retroactive adjustments for the 50% stock dividend issued in December 2003.
------------------------------------------------------------------------------------------------------------------

CHICAGO--October 26, 2004--Old Republic International Corporation (NYSE: ORI), reported moderately lower earnings for the third quarter and first nine months of 2004. Net income in this year's third quarter totaled $109.1 million, or 59 cents per share, versus $119.9 million, or 65 cents per share, for the year-ago quarter. Net operating income, which excludes realized investment gains or losses, was $107.6 million, or 58 cents per share in the quarter compared to $116.9 million, or 64 cents per share, in the same year-ago period.


                                     -more-

Old Republic International Corporation
Add 1

Net Income And Net Operating Income

For the first nine months of 2004, net income was $334.5 million, or $1.81 per share, versus $345.8 million, or $1.89 per share, for the same period of 2003, whereas net operating income was $320.1 million, or $1.73 per share, compared to $339.0 million, or $1.85 per share, for the respective periods of 2004 and 2003.

Consolidated pretax earnings for the first nine months of 2004 were affected adversely by the expensing of stock option benefits of $7.8 million, (or 3 cents per share after tax) of which $5.6 million represented a charge for a non-recurring vesting acceleration of stock option costs recorded in this year's first quarter. Stock option expense charges reduced earnings per share by less than 1 cent per share in the third quarter and first nine months of 2003.

To aid in investment analysis of Company results, both net operating income and net income figures are given as they highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and lead to lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. In particular, write-downs of securities deemed other than temporarily impaired are affected by some of these factors as well as industry or issuer-specific developments that can call for the recognition of a permanent loss of market value or non-recoverability of asset cost.

The major components of pretax operating income cited herein, and consolidated GAAP net income were as follows for the periods shown:

                                                                        ($ in Millions)
                                              ------------------------------------------------------------------
                                                     Quarters Ended                     Nine Months Ended
                                                      September 30,                       September 30,
                                              ------------------------------      ------------------------------
                                                                        %                                   %
                                               2004        2003        Chg.        2004        2003        Chg.
                                              ------      ------      ------      ------      ------      ------
Pretax operating income (loss):
   General                                    $ 87.3      $ 64.8       34.6%      $245.0      $186.7       31.3%
   Mortgage Guaranty                            53.7        69.1      -22.2        170.7       214.9      -20.6
   Title                                        21.1        43.0      -50.8         65.6       105.2      -37.7
   Corporate and other                          (2.0)       (3.6)                   (6.1)       (6.1)
                                              ------      ------      ------      ------      ------      ------
         Sub-total                             160.2       173.3       -7.6        475.2       500.7       -5.1
                                              ------      ------      ------      ------      ------      ------

Realized investment gains (losses):
    From sales                                   2.2        11.5                    22.7        27.0
    From impairments                              -         (6.9)                    -         (16.4)
                                              ------      ------                  ------      ------
         Sub-total                               2.2         4.5                    22.7        10.5
                                              ------      ------                  ------      ------
Consolidated pretax  income                    162.4       177.9       -8.7        498.0       511.3       -2.6
    Income taxes                                53.2        57.9       -8.0        163.1       165.2       -1.2
                                              ------      ------      ------      ------      ------      ------
Net income                                    $109.1      $119.9       -9.0%      $334.5      $345.8       -3.3%
                                              ======      ======      ======      ======      ======      ======

                                     -more-

Old Republic International Corporation
Add 2

Consolidated Revenues

Consolidated operating revenues for this year's third quarter amounted to $878.0 million, up 1.9 percent when compared to $861.8 million posted in the same quarter of 2003. Net premiums and fees were $796.3 million in 2004's third quarter versus $778.1 million in the same period one year ago. Consolidated net investment income of $72.8 million for the third quarter of 2004 was 5.3 percent higher when compared to the same quarter of 2003.

For the first nine months of 2004, consolidated operating revenues rose 5.7 percent to $2.54 billion, from $2.40 billion for the first nine months of 2003. Net premiums and fees for the first nine months of 2004 were $2.30 billion compared to $2.15 billion in the same year-ago period. Consolidated net investment income for the year-to-date period in 2004 was $214.6 million, slightly higher than the $208.6 million recorded in the first nine months of 2003. While the Company's invested asset base has continued to grow as a result of stronger operating cash flows, a general downtrend in interest rates in the past several years has inhibited a corresponding growth in investment income.

General Insurance Group

Old Republic's property and liability insurance business registered pretax operating income of $87.3 million in this year's third quarter, which compares to $64.8 million earned in the same period of 2003. Net premium revenues in the latest quarterly period rose by 17.4 percent to $421.3 million, compared to $359.0 million one year ago. The composite underwriting ratio for this year's third quarter was 89.7 percent versus 92.9 percent in the same quarter one year ago.

For the first nine months of 2004, pretax operating income rose by 31.3 percent to $245.0 million when compared to $186.7 million posted in the like period of 2003. Net premiums earned were $1.19 billion versus $1.01 billion a year ago, for an increase of 18.0 percent. The composite underwriting ratio was 90.5 percent compared to 93.6 percent in the same period last year.

Earned premiums in the General Insurance Group increased as a result of positive pricing and risk selection changes effected during the past few years, as well as additional business produced in an environment marked by a more restrictive marketing stance on the part of many competitors. Underwriting results in the latest quarter and year-to-date period continued to benefit from lower claims ratios, and from reasonably firm production and administrative expense control. The composite underwriting ratio represents the most widely accepted indicator of underwriting performance in the industry, and Old Republic has now registered a composite ratio below 100 percent for ten consecutive quarters. The ratio reached a high of 118.8 percent in the third quarter of 1999 and has dropped fairly consistently to the most recent lower levels.

Mortgage Guaranty Group

Mortgage Guaranty pretax operating income dropped 22.2 percent to $53.7 million in this year's third quarter when compared to the $69.1 million posted in the same quarter of last year. Net premiums earned benefited from improved persistency in the traditional primary business and increased 2.2 percent to $102.3 million from $100.1 million earned in the same period of 2003. The composite underwriting ratio rose to 64.0 percent compared to 47.2 percent in last year's third quarter, mostly as a result of an increase in the claims component to 41.4 percent from 23.3 percent in 2003.

                                     -more-

Old Republic International Corporation
Add 3

For the nine months ended September 30, 2004, pretax operating income for the segment reflected a decline of 20.6 percent to $170.7 million from the $214.9 million reported in the same period of 2003. Year to date, net premiums earned grew by 0.8 percent to $301.5 million from $298.9 million earned in the first nine months of last year. The year to date composite ratio was 60.1 percent compared to 44.5 percent in 2003 with the majority of the increase also attributable to the claim ratio component.

The higher loss ratios for 2004 periods resulted from greater loss provisions caused by an increase in paid losses and net reserve additions that reflect moderately higher expectations of estimated claim frequency and severity. The expense ratio for the third quarter and first nine months of this year reflects reductions of 2.1 percent and 0.7 percent, respectively, from recovery of certain prior years' litigation costs.

Title Insurance Group

Comparative operating results for the Company's Title Insurance Group declined in both the third quarter and year-to-date periods of 2004. Premium and fee revenues totaled $256.9 million in the third quarter of 2004, down 16.7 percent from $308.4 million a year ago. Pretax operating income dropped to $21.1 million from $43.0 million in last year's third quarter. Claim costs remained in line with premium and fee revenue trends, while other expenses were down 10.5 percent. In combination, these factors produced a composite ratio of 94.3 percent, compared to 90.7 percent in the second quarter of 2004, and 88.1 percent in last year's third quarter.

For the first nine months of 2004, premium and fee revenues were $759.8 million, down 6.1 percent from $809.3 million in 2003. Pretax operating income for the first nine months of 2004 totaled $65.6 million, a 37.7 percent decline from $105.2 million in 2003. A composite ratio of 93.9 percent was posted for the year-to-date period, compared to 89.3 percent in 2003.

The decline in 2004 operating results is primarily attributable to a substantial reduction in mortgage refinancing revenues which reached a peak in the third quarter of 2003, without a corresponding decline in certain relatively fixed operating expenses.


Corporate and Other Operations

Combined results for Old Republic's small life and health insurance business and net corporate expenses reflected pretax net operating deficits of $6.1 million and $2.0 million in the first nine months and third quarter of 2004, respectively. For the same periods of 2003, the comparable operating deficits amounted to $6.1 million and $3.6 million, respectively. These results are reflective of holding company expenses and debt service costs, investment income on temporary investment holdings, and moderately higher earnings from Old Republic's combined book of term life and accident and health business.

                                     -more-

Old Republic International Corporation
Add 4

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at September 30, 2004, totaled $7.31 billion, or $40.12 per share, versus $6.84 billion, or $37.71 per share, at December 31, 2003, and $6.79 billion, or $37.47 per share, at September 30, 2003. Consolidated operating cash flow grew by 13.9 percent to $627.8 million for the first nine months of 2004, with substantially all of this growth stemming from Old Republic's General Insurance segment.

Old Republic's high quality investment portfolio reflects a current allocation of approximately 87 percent in fixed-income investments and 7 percent in equities. As has been the case for many years, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans.

Common shareholders' equity grew by 6.7 percent to $3.79 billion at September 30, 2004, compared to the equivalent balance of $3.55 billion posted as of December 31, 2003, and $3.57 billion at September 30, 2003. Book value per share was $20.79 at the end of this year's third quarter, versus $19.57 at year-end 2003, and $19.70 at September 30, 2003.

Conference Call Information

Old Republic has scheduled a conference call today at 2:00 p.m. Central Time to discuss its third quarter 2004 performance and related trends in its business. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property and liability, mortgage guaranty, and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of nearly $10.4 billion and capitalization of $3.9 billion. Its current stock market valuation is approximately $4.4 billion.

Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

                                     -more-

Old Republic International Corporation
Add 5

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements, commentaries, or inferences, of necessity, involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans; additionally, mortgage guaranty results, may also be impacted by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

          For the latest news releases and other corporate documents on
             Old Republic International visit: www.oldrepublic.com
                                               -------------------

                           Financial Tables Follow....

                                     -more-

Old Republic International Corporation
Add 6

                                             Old Republic International Corporation
                                                    FINANCIAL HIGHLIGHTS (*)
---------------------------------------------------------------------------------------------------------------------------------

                                                   Quarters Ended                               Nine Months Ended
                                                    September 30,                                 September 30,
                                           -------------------------------     %         -------------------------------    %
                                                2004             2003        Change           2004             2003       Change
                                           -----------------------------------------     ----------------------------------------
NET INCOME:
      Total                                 $109,135,465     $119,929,448     -9.0%       $334,564,559     $345,888,134    -3.3%
                                           ==============   ==============               ==============   ==============
      Per Share:  Basic                            $0.60            $0.66     -9.1%              $1.84            $1.91    -3.7%
                                           ==============   ==============               ==============   ==============
                  Diluted                          $0.59            $0.65     -9.2%              $1.81            $1.89    -4.2%
                                           ==============   ==============               ==============   ==============

Average number of common and
   equivalent shares outstanding
                  Basic                      182,327,380      181,287,134                  182,317,511      181,273,961
                                           ==============   ==============               ==============   ==============
                  Diluted                    184,417,471      183,452,643                  184,474,671      182,867,660
                                           ==============   ==============               ==============   ==============
---------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
---------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
  Net income, before items below                   $0.59            $0.65     -9.2%              $1.76            $1.87    -5.9%
  Realized investment gains                         0.01             0.01                         0.08             0.04
                                           --------------   --------------               --------------   --------------
    Net income                                     $0.60            $0.66     -9.1%              $1.84            $1.91    -3.7%
                                           ==============   ==============               ==============   ==============
Diluted Earnings:
  Net income, before items below                   $0.58            $0.64     -9.4%              $1.73            $1.85    -6.5%
  Realized investment gains                         0.01             0.01                         0.08             0.04
                                           --------------   --------------               --------------   --------------
    Net income                                     $0.59            $0.65     -9.2%              $1.81            $1.89    -4.2%
                                           ==============   ==============               ==============   ==============
---------------------------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
  As Reported                                                                                   $20.79           $19.70     5.5%
                                                                                         ==============   ==============
  Cost Basis                                                                                    $19.80           $18.41     7.5%
                                                                                         ==============   ==============
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
------------------------------------------------------------------------------------     ----------------------------------------
Operating Revenues:
  General                                         $471.1           $407.0     15.8%           $1,341.7         $1,157.1    16.0%
  Mortgage Guaranty                                123.7            125.8     -1.6%              366.6            375.1    -2.3%
  Title                                            263.6            314.5    -16.2%              779.7            827.4    -5.8%
  Corporate & Other                                 19.5             14.4                         58.8             49.8
                                           --------------   --------------               --------------   --------------
    Consolidated Operating Revenues                878.0            861.8      1.9%            2,547.0          2,409.5     5.7%
Realized Investment Gains                            2.2              4.5                         22.7             10.5
                                           --------------   --------------               --------------   --------------
  Total Revenues                                  $880.3           $866.4      1.6%           $2,569.8         $2,420.1     6.2%
                                           ==============   ==============               ==============   ==============

Pretax Operating Income (Loss):
  General                                          $87.3            $64.8     34.6%             $245.0           $186.7    31.3%
  Mortgage Guaranty                                 53.7             69.1    -22.2%              170.7            214.9   -20.6%
  Title                                             21.1             43.0    -50.8%               65.6            105.2   -37.7%
  Corporate & Other                                 (2.0)            (3.6)                        (6.1)            (6.1)
                                           --------------   --------------               --------------   --------------
    Total                                          160.2            173.3     -7.6%              475.2            500.7    -5.1%
Realized Investment Gains                            2.2              4.5                         22.7             10.5
                                           --------------   --------------               --------------   --------------
    Revenues, Net of Expenses                      162.4            177.9     -8.7%              498.0            511.3    -2.6%
Income Taxes                                        53.2             57.9     -8.0%              163.1            165.2    -1.2%
                                           --------------   --------------               --------------   --------------
    Net Income                                    $109.1           $119.9     -9.0%             $334.5           $345.8    -3.3%
                                           ==============   ==============               ==============   ==============

---------------------------------------------------------------------------------------------------------------------------------

(*) September 30, 2003 per share data reflect adjustments for the 50% stock dividend issued in December 2003.
(a) "As Reported" in financial statements with all securities carried at market value. "Cost Basis" calculation includes all investment securities at their currently amortized original cost.

                                     -more-

Old Republic International Corporation
Add 7

                                             Old Republic International Corporation
                                                   SEGMENTED OPERATING SUMMARY
                                                         ($ in Millions)
-----------------------------------------------------------------------------------------------------------------------------------

                 Net                                                                                       Pretax
              Premiums         Net                                               Sales                   Operating      Composite
               & Fees      Investment     Other       Operating    Benefits     & Other       Total        Income     Underwriting
  Segment      Earned        Income       Income       Revenues    & Claims     Expenses     Expenses      (Loss)        Ratios
------------ ------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  ------------
Quarter Ended September 30, 2004
--------------------------------
General           $421.3        $45.7         $4.0       $471.1       $278.4       $105.4       $383.8        $87.3         89.7%
Mortgage           102.3         16.9          4.4        123.7         42.3         27.6         70.0         53.7         64.0%
Title              256.9          6.4          0.1        263.6         14.8        227.6        242.4         21.1         94.3%
Other               15.6          3.7          0.2         19.5          8.9         12.5         21.5         (2.0)          ---
             -------------------------------------------------------------------------------------------------------  ------------
Consolidated      $796.3        $72.8         $8.9       $878.0       $344.5       $373.2       $717.8       $160.2         88.4%
             =======================================================================================================  ============

Quarter Ended September 30, 2003
--------------------------------
General           $359.0        $43.1         $4.8       $407.0       $242.3        $99.7       $342.1        $64.8         92.9%
Mortgage           100.1         16.2          9.4        125.8         23.2         33.4         56.7         69.1         47.2%
Title              308.4          5.9          0.1        314.5         17.2        254.2        271.4         43.0         88.1%
Other               10.4          3.8          0.1         14.4          6.5         11.5         18.1         (3.6)          ---
             -------------------------------------------------------------------------------------------------------  ------------
Consolidated      $778.1        $69.1        $14.5       $861.8       $289.4       $399.0       $688.4       $173.3         86.0%
             =======================================================================================================  ============

-----------------------------------------------------------------------------------------------------------------------------------

Nine Months Ended September 30, 2004
------------------------------------
General         $1,194.2       $135.2        $12.3     $1,341.7       $787.8       $308.8     $1,096.7       $245.0         90.5%
Mortgage           301.5         50.2         14.8        366.6        103.6         92.3        195.9        170.7         60.1%
Title              759.8         18.9          0.8        779.7         44.1        670.0        714.1         65.6         93.9%
Other               48.1         10.1          0.6         58.8         27.1         37.9         65.0         (6.1)          ---
             -------------------------------------------------------------------------------------------------------  ------------
Consolidated    $2,303.7       $214.6        $28.6     $2,547.0       $962.7     $1,109.0     $2,071.8       $475.2         88.0%
             =======================================================================================================  ============

Nine Months Ended September 30, 2003
------------------------------------
General         $1,012.0       $131.0        $14.0     $1,157.1       $690.7       $279.7       $970.4       $186.7         93.6%
Mortgage           298.9         49.0         27.2        375.1         58.3        101.9        160.2        214.9         44.5%
Title              809.3         17.6          0.4        827.4         45.0        677.0        722.1        105.2         89.3%
Other               38.6         10.9          0.3         49.8         19.3         36.7         56.0         (6.1)          ---
             -------------------------------------------------------------------------------------------------------  ------------
Consolidated    $2,158.9       $208.6        $42.0     $2,409.5       $813.3     $1,095.4     $1,908.7       $500.7         85.8%
             =======================================================================================================  ============

-----------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended September 30, 2004
---------------------------------------------
General         $1,561.7       $179.2        $16.4     $1,757.4     $1,030.0       $409.9     $1,440.0       $317.4         91.0%
Mortgage           403.4         66.9         19.7        490.1        136.2        121.7        258.0        232.1         59.1%
Title            1,054.4         24.9          0.9      1,080.3         62.8        927.3        990.1         90.1         93.9%
Other               61.1         14.1          0.7         76.0         33.0         47.5         80.5         (4.5)          ---
             -------------------------------------------------------------------------------------------------------  ------------
Consolidated    $3,080.8       $285.2        $37.9     $3,404.0     $1,262.2     $1,506.5     $2,768.7       $635.2         88.0%
             =======================================================================================================  ============

Fiscal Twelve Months Ended September 30, 2003
---------------------------------------------
General         $1,337.5       $174.0        $18.8     $1,530.4       $920.3       $373.3     $1,293.6       $236.7         94.4%
Mortgage           396.5         65.6         35.2        497.4         76.0        151.3        227.4        269.9         48.5%
Title            1,048.6         23.3          0.5      1,072.5         58.0        879.9        937.9        134.6         89.4%
Other               49.3         14.5          0.3         64.3         25.3         45.3         70.6         (6.2)          ---
             -------------------------------------------------------------------------------------------------------  ------------
Consolidated    $2,832.2       $277.6        $55.0     $3,164.8     $1,079.8     $1,449.9     $2,529.8       $635.0         86.7%
             =======================================================================================================  ============

-----------------------------------------------------------------------------------------------------------------------------------

                                     -more-

Old Republic International Corporation
Add 8

                                             Old Republic International Corporation
                                                 SEGMENTED OPERATING STATISTICS
                                                         ($ in Millions)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Quarters Ended                     Nine Months Ended
                                                                      September 30,                       September 30,
                                                             -------------------------------     -------------------------------
                                                                  2004             2003               2004             2003
                                                             -------------------------------     -------------------------------
General Insurance:
      Benefits and claims ratio                                      66.0%            67.1%              66.1%            68.4%
      Expense ratio                                                  23.7%            25.8%              24.4%            25.2%
                                                             --------------   --------------     --------------   --------------
         Composite ratio                                             89.7%            92.9%              90.5%            93.6%
                                                             ==============   ==============     ==============   ==============

      Paid loss ratio                                                50.5%            55.0%              50.9%            54.4%
                                                             ==============   ==============     ==============   ==============


Mortgage Guaranty:
      New insurance written: Traditional Primary                  $5,998.0        $11,123.8          $19,080.7        $29,506.0
                             Bulk                                  1,804.9            965.5            3,136.1          4,069.3
                             Other                                   360.0          1,511.3            6,801.1          4,907.5
                                                             --------------   --------------     --------------   --------------
                             Total                                $8,163.0        $13,600.6          $29,018.0        $38,482.8
                                                             ==============   ==============     ==============   ==============

      Net risk in force: Traditional Primary                                                         $15,474.4        $15,060.8
                         Bulk                                                                            813.9            752.9
                         Other                                                                           576.1            491.7
                                                                                                 --------------   --------------
                         Total                                                                       $16,864.4        $16,305.4
                                                                                                 ==============   ==============

      Earned premiums: Direct                                       $122.4           $117.5             $360.8           $348.6
                                                             ==============   ==============     ==============   ==============
                       Net                                          $102.3           $100.1             $301.5           $298.9
                                                             ==============   ==============     ==============   ==============

      Persistency/Traditional Primary                                                                    62.8%            43.0%
                                                                                                 ==============   ==============

      Delinquency ratio: Traditional Primary                                                             3.90%            3.78%
                                                                                                 ==============   ==============
                         Bulk                                                                            4.84%            4.98%
                                                                                                 ==============   ==============

      Claims ratio                                                   41.4%            23.3%              34.4%            19.5%
      Expense ratio                                                  22.6%            23.9%              25.7%            25.0%
                                                             --------------   --------------     --------------   --------------
         Composite ratio                                             64.0%            47.2%              60.1%            44.5%
                                                             ==============   ==============     ==============   ==============

      Paid loss ratio                                                34.7%            26.9%              30.0%            21.3%
                                                             ==============   ==============     ==============   ==============


Title Insurance:
      Direct orders opened                                          99,248          119,839            315,186          430,884
                                                             ==============   ==============     ==============   ==============
      Direct orders closed                                          82,166          126,320            261,464          365,339
                                                             ==============   ==============     ==============   ==============

      Claims ratio                                                    5.8%             5.6%               5.8%             5.6%
      Expense ratio                                                  88.5%            82.5%              88.1%            83.7%
                                                             --------------   --------------     --------------   --------------
         Composite ratio                                             94.3%            88.1%              93.9%            89.3%
                                                             ==============   ==============     ==============   ==============

      Paid loss ratio                                                 2.9%             3.1%               3.5%             2.8%
                                                             ==============   ==============     ==============   ==============




                                      -30-